UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2010

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2010 Michael R. Gaulke retired from his role as Executive Chairman. Mr. Gaulke will continue to serve as Chairman of the Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 3, 2010, we held our annual meeting of stockholders. A total of 13,817,948 shares of our common stock were outstanding as of April 7, 2010, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Samuel H. Armacost, Mary B. Cranston, Leslie G. Denend, Ph.D., Michael R. Gaulke, Paul R. Johnson, Ph.D., Stephen C. Riggins, and John B. Shoven, Ph.D. The results of the vote were as follows:

	Votes For	Votes Withheld	Broker non-votes
Samuel H. Armacost	12,102,011	170,322	763,736
Mary B. Cranston	12,054,469	217,864	763,736
Leslie G. Denend, Ph.D.	12,173,119	99,214	763,736
Michael R. Gaulke	12,121,118	151,215	763,736
Paul R. Johnston, Ph.D.	12,124,829	147,504	763,736
Stephen C. Riggins	12,175,645	96,688	763,736
John B. Shoven, Ph.D.	12,101,008	171,325	763,736

Proposal Two: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2010

Our stockholders ratified our selection of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2010. The results of the vote were as follows:

For	12,898,089
Against	115,940
Abstentions	22,040

Proposal Three: Approval of Amendment of the 2008 Equity Incentive Plan

Our stockholders voted to amend our 2008 Equity Incentive Plan to increase the maximum number of shares of our common stock issuable under the plan to 1,869,720 shares and to modify the definition of “change in control” and “ownership change event” to require consummation of certain events. The results of the vote were as follows:

For	6,686,892
Against	5,538,475
Abstentions	46,966
Broker non-votes	763,736

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

	By:	/s/ RICHARD L. SCHLENKER
	Name:	Richard L. Schlenker
	Title:	Chief Financial Officer

Date: June 8, 2010